As filed with the Securities and Exchange Commission on November 10, 2003
                                                   Registration No.   333-104363

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                             CORDEXA HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                      7370                       98-0383602
(State or Other Jurisdiction   (Primary Standard Industrial     (I.R.S. Employer
     of Incorporation or            Classification Code           Identification
        Organization)                   Number)                       Number)
                             ----------------------

                        750 West Pender Street, Suite 601
                          Vancouver, BC V6C 2T7 Canada
                                 (604) 647-1180
          (Address and Telephone Number of Principal Executive Offices
                         and Principal Place of Business

                             ----------------------
                          Scott Kerr, President and CEO
                             Cordexa Holdings, Inc.
                        750 West Pender Street, Suite 601
                          Vancouver, BC V6C 2T7 Canada
                                 (604) 647-1180
            (Name, Address and Telephone Number of Agent for Service)
                             ----------------------

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                            Adam S. Gottbetter, Esq.
                              Salvatore R. Fichera
                           Gottbetter & Partners, LLP
                         488 Madison Avenue, 12th Floor
                            New York, New York 10022
                                 (212) 400-6900
                             ----------------------

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                                            CALCULATION OF REGISTRATION FEE

                                                        PROPOSED                 PROPOSED
TITLE OF EACH CLASS                AMOUNT TO BE      MAXIMUM OFFERING        MAXIMUM AGGREGATE          AMOUNT OF
OF SECURITIES TO BE REGISTERED     REGISTERED       PRICE PER SHARE (1)      OFFERING PRICE (1)      REGISTRATION FEE
Common Stock, $.001 par value       1,026,500       $      .10                $   102,650             $    81
TOTAL                               1,026,500       $      .10                $   102,650             $    81(2)


(1)     Estimated  solely  for  purposes  of  computing  the  registration  fee.
(2)     Registration  fee  was  paid  when Form SB-2 was filed on April 8, 2003.

                          ---------------------------

The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION.  DATED ___________, 2003


                                                                      PROSPECTUS
                             CORDEXA HOLDINGS, INC.

                        1,026,500 SHARES OF COMMON STOCK

                          ---------------------------

     This prospectus relates to the sale of 1,026,500 shares of our common stock by the selling stockholders named on page 29. The selling stockholders will sell the shares from time to time at $.10 per share until our shares are quoted on the Over-the-Counter Bulletin Board ("OTCBB") and thereafter at prevailing market prices or privately negotiated prices. There is no set minimum or maximum number of shares that can be purchased by an investor. There is no assurance that our common stock will be included on the OTCBB. We will not receive any proceeds from any sales made by the selling stockholders but will pay the expenses of this offering. This is the initial registration of any of our shares. This offering will end on the earlier of the sale of all 1,206,500 shares offered, two years from the date of this prospectus, or the date on which all the selling stockholders may sell all of the shares offered without restriction pursuant to Rule 144.


     No  public  market  currently  exists  for  our  shares  of  common  stock.

                          ---------------------------

     INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          ---------------------------

                 THE DATE OF THIS PROSPECTUS IS __________, 2003

                          ---------------------------

                                TABLE OF CONTENTS

                                                               Page
Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . .   7
     Risks Concerning Our Business . . . . . . . . . . . . . .   7
     Risks Concerning Our Industry . . . . . . . . . . . . . .  10
     Risks Concerning This Offering. . . . . . . . . . . . . .  11

Cautionary Note Regarding Forward-Looking Statements . . . . .  13

Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . .  13

Determination of Offering Price. . . . . . . . . . . . . . . .  14

Capitalization . . . . . . . . . . . . . . . . . . . . . . . .  14

Description of Business. . . . . . . . . . . . . . . . . . . .  14

Plan of Operation. . . . . . . . . . . . . . . . . . . . . . .  20

Directors, Executive Officers, Promoters and Control Persons .  21

Executive Compensation . . . . . . . . . . . . . . . . . . . .  23

Security Ownership of Certain Beneficial Owners and Management  25

Certain Relationships and Related Transactions . . . . . . . .  25

Market for Common Equity and Related Stockholder Matters . . .  26

Description of Securities. . . . . . . . . . . . . . . . . . .  26

Selling Stockholders . . . . . . . . . . . . . . . . . . . . .  29

Plan of Distribution . . . . . . . . . . . . . . . . . . . . .  31

Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . .  33

Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

Commission  Position on  Indemnification . . . . . . . . . . .  33

Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . .  36

Where You Can Find Additional Information. . . . . . . . . . .  36

Index to Consolidated Financial Statements . . . . . . . . . .  37


                     DEALER PROSPECTUS DELIVERY OBLIGATION

     Until __________, 2003 (90 days from the date of this prospectus), all dealers that effect transactions in these securities, whether or not participants in this offering, may be required to deliver a prospectus.

                                    SUMMARY

     This summary highlights the key information contained in this prospectus. Because it is a summary, it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the section titled "Risk Factors".

BUSINESS

     We are a development stage company that, through our wholly owned subsidiary, Cordexa Networks Corp., offers a variety of Internet services including website hosting, hosting application and electronic mail services. We commenced operations during the third quarter of 2003. Our principal executive offices are located at 750 West Pender Street, Suite 601, Vancouver, BC V6C 2T7, Canada and our phone number there is (604) 647-1180.

                                  THE OFFERING

Shares offered by the selling stockholders. . .  1,026,500

Common  stock  outstanding. . . . . . . . . . .  5,026,500

Use  of proceeds. . . . . . . . . . . . . . . .  The selling  stockholders  will receive  the  net proceeds from
                                                 the  sale  of  shares.  We will
                                                 not receive any of the proceeds
                                                 from the sale of shares offered
                                                 by  this  prospectus.

                      SUMMARY OF HISTORICAL FINANCIAL DATA

     The following table sets forth selected financial information regarding Cordexa Holdings, Inc, from inception on October 15, 2002 to June 30, 2003 (audited). All of this information was derived from our financial statements appearing elsewhere in this prospectus. You should read this selected financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this prospectus.

                      Cordexa Holdings, Inc. and Subsidiary
                       Selected Historical Financial Data

                                             From Inception on
                                             October 12, 2003
                                                    to
                                              June 30, 2003
                                            ------------------
                                                (audited)
Statement of Operations Data:
  Total Revenue. . . . . . . . . . . . . .  $               0
  Net Loss . . . . . . . . . . . . . . . .            (75,919)
  Net Loss Per Common Share - Basic. . . .              (0.02)
  Weighted Average Common Shares . . . . .          4,794,632
        Outstanding - Basic

Balance Sheet Data:
  Cash . . . . . . . . . . . . . . . . . .  $          18,004
  Working Capital. . . . . . . . . . . . .              1,134
  Total Assets . . . . . . . . . . . . . .             19,720
  Total Stockholders'.Equity . . . . . . .              2,850


                                  RISK FACTORS

     Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before you purchase any of our common stock. These risks and uncertainties are not the only ones we face. Unknown additional risks and uncertainties, or ones that we currently consider immaterial, may also impair our business operations.

     If any of these risks or uncertainties actually occur, our business, financial condition or results of operations could be materially adversely affected. In this event you could lose all or part of your investment.

                          RISKS CONCERNING OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY. WE HAVE A LIMITED OPERATING HISTORY FOR YOU TO USE TO EVALUATE OUR BUSINESS. THIS MAKES AN EVALUATION OF OUR BUSINESS DIFFICULT.

     We are a development stage company and have a limited operating history upon which an evaluation of our business prospects can be based. Our operations are therefore subject to all of the risks inherent in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business. Investors should evaluate us in light of the delays, expenses, problems and uncertainties frequently encountered by companies developing markets for new products and technologies.

     Because we have limited operations, it is difficult to evaluate our proposed business and prospects. Our revenue and income potential is unproven and our business model is still emerging. We cannot assure investors that we will attract consumers, establish a sizable market share or achieve significant revenues or operating margins in future periods. We cannot guarantee that we will ever achieve commercial success.

WE MAY BE UNABLE TO MEET OUR FUTURE CAPITAL REQUIREMENTS, UPON WHICH WE ARE LIKELY TO BE HIGHLY DEPENDENT.

     Based on our current business plan, we anticipate that our current capital resources will allow us to meet our cash requirements for the next 12 months. However, no assurance can be given that our current capital resources will be sufficient for the next 12 months or that any unforeseen circumstances or change in our planned operations would not consume available resources more rapidly than anticipated. Should such additional finances be necessary, we plan to raise funds through equity or debt financings and/or traditional bank financing, or a combination of both, which may have the effect of diluting the holdings of existing stockholders. No assurance can be given that financing will be available when needed or that such financing will be available on commercially reasonable terms. If adequate funds are not available, we may be required to delay or terminate expenditures to develop and commercialize our objectives, which would have a material adverse effect on our business.

OUR FUTURE SUCCESS IS DEPENDENT ON THE PERFORMANCE AND CONTINUED SERVICE OF OUR EXECUTIVE OFFICERS AND KEY EMPLOYEES, AND OUR ABILITY TO ATTRACT AND RETAIN SKILLED PERSONNEL.

     Our future success depends, in significant part, on the continued service and performance of Scott Kerr, our Chief Executive Officer and President, and Todd Cusolle, our Chief Financial Officer, Executive VP-Technology and Secretary, who possess extensive expertise in various aspects of our business. We cannot assure you that either of these individuals will be able to fulfill their responsibilities adequately or, if either of them chose to leave us, that we would be able to find an appropriate replacement for either of them. Any loss or interruption of our key personnel's services could adversely affect our ability to develop our business plan. It could also result in our failure to maintain our relationship with our provider of Internet access which is critical to our success. We do not presently maintain key-man life insurance policies on any of our officers. Our success also depends on our ability to hire, train, retain and manage highly skilled employees. We cannot assure you that we will be able to attract and retain a sufficient number of qualified employees or that we will successfully train and manage the employees we hire.

WE ARE DEPENDENT ON 51ST STATE SYSTEMS, INC. FOR ACCESS TO THE INTERNET NETWORK.

     Our ability to offer customers a high-quality hosting network on an affordable basis is dependent upon our contractual relationship with 51st State Systems, Inc. which charges us a fixed monthly fee for arranging for our Internet access. If this contract were to be terminated, or if the terms were to be substantially amended, we might be required to enter into arrangements with others on less favorable terms. There is no assurance that we would be able to purchase connectivity on comparable terms and there is no assurance that we would be able to pass on additional costs to prospective customers. This could result in decreased Internet connection speed and a reduction in capacity, resulting in poorer service to customers and could materially and adversely affect our business, financial condition and results of operations. (See immediately below risk factor "We depend on 51st State Systems, Inc. for important aspects of our business operations, and because 51st State Systems, Inc. is our controlling stockholder, 50% of which is owned by Todd Cusolle, one of our officers and directors, there may be a conflict of interest.")

WE DEPEND ON 51ST STATE SYSTEMS, INC. FOR IMPORTANT ASPECTS OF OUR BUSINESS OPERATIONS, AND BECAUSE 51ST STATE SYSTEMS, INC. IS OUR CONTROLLING SHAREHOLDER, 50% OF WHICH IS OWNED BY TODD CUSOLLE, ONE OF OUR OFFICERS AND DIRECTORS, THERE MAY BE A CONFLICT OF INTEREST.

     We have a contract with 51st State Systems Inc., a provider of Internet services, pursuant to which 51st State Systems arranges for our Internet access. 51st State Systems owns approximately 75.6% of our common stock and Todd Cusolle, one of our officers and directors, owns 50% of 51st State Systems, and therefore there may be a conflict of interest. Our contract with 51st State Systems expires in October 2004. We believe that our contract with 51st State Systems is on terms reasonable and made in our best interests. If 51st State Systems were unable or unwilling to arrange for our Internet access, we would have to find a suitable replacement. Our operations could be disrupted while we were in the process of finding a replacement for 51st State Systems and the failure to find a suitable replacement or to reach an agreement with an alternate provider on terms acceptable to us could materially adversely affect our business, results of operations and financial condition. (See immediately above risk factor "We are dependent on 51st State Systems, Inc. for access to the Internet Network." Also see "Our majority stockholder, 51st State Systems, Inc., beneficially owns approximately 75.6% of our outstanding common stock; its interests could conflict with yours; significant sales of stock held by 51st State Systems could have a negative effect on our stock price; stockholders may be unable to exercise control" under "Risk Factors - Risks concerning this Offering" below and "Certain Relationships and Related Transactions" below.)

SCOTT  KERR'S  CONFLICT  OF  INTEREST.

     Scott Kerr, our Chief Executive Officer, President and a Director, is involved in one other service venture on a part-time basis. This venture is NES Worldwide, Inc. Although this venture does not involve website hosting or any other services offered by us, it will put a serious constraint on Mr. Kerr's time and his availability to address matters concerning our business. This may negatively affect our operations and our ability to earn revenues. We do not believe that this venture will cause other conflicts of interest. (See Mr. Kerr's biographical information below under "Directors, Executive Officers, Promoters and Control Persons.")

PROVIDING SERVICES TO CUSTOMERS WITH MISSION-CRITICAL WEBSITES AND WEB-BASED APPLICATIONS COULD POTENTIALLY EXPOSE US TO LAWSUITS FOR CUSTOMERS' LOST PROFITS OR OTHER DAMAGES.

     Because our website and application hosting services could be critical to many of our future customers' businesses, any significant interruption in our services could result in lost profits or other indirect or consequential damages to such customers. Our customers will be required to sign service forms that incorporate our standard terms and conditions. Although these terms disclaim our liability for any such damages, a customer could still bring a lawsuit against us claiming lost profits or other consequential damages as the result of a service interruption or other website or application problems that the customer may ascribe to us. There can be no assurance a court would enforce any limitations on our liability, and the outcome of any lawsuit would depend on the specific facts of the case and legal and policy considerations. We also believe we would have meritorious defenses to any such claims, but there can be no assurance we would prevail. In such cases, we could be liable for substantial damage awards. Such damage awards might exceed our liability insurance by unknown but significant amounts, which would seriously harm our business, financial condition and results of operations.

WE HAVE RECEIVED A GOING CONCERN OPINION FROM OUR AUDITORS INDICATING THERE IS SUBSTANTIAL DOUBT AS TO WHETHER WE CAN REMAIN IN BUSINESS.

     Our auditors indicated, in their report dated October 8, 2003, that there was substantial doubt as to our ability to continue as a going concern as a result of our net losses from operations, and that our ability to continue as a going concern is dependent upon management and/or significant shareholders providing us with sufficient working capital to preserve the our integrity. No assurances can be given that we will obtain additional financing or achieve profitability. Unless we are able to do so, we will not be able to remain in business.

                          RISKS CONCERNING OUR INDUSTRY

WE  MAY  BE  HURT  BY  SYSTEM  FAILURES.

     Our success is largely dependent upon our ability to deliver high speed, uninterrupted access to our servers on the Internet. Any system failure that causes interruptions in our operations could have a material adverse effect on us. We currently rely upon 51st State Systems, Inc. for our access to the Internet. Failures in this or any other service provider on which we may rely would result in customers' receiving no or diminished access to the Internet.

OUR SERVER FARMS AND THE NETWORKS WE WILL RELY ON ARE SENSITIVE TO HARM FROM HUMAN ACTIONS AND NATURAL DISASTERS. ANY RESULTING DISRUPTION COULD SIGNIFICANTLY DAMAGE OUR BUSINESS AND REPUTATION.

     Our ability to provide reliable service will largely depend on the performance and security of our network. Our network is connected to our server farm - this is where our key data resides. A server farm is a group of computers acting as servers and housed together in a single, secure location. A server farm is sometimes called a server cluster. In our business network, a server farm or cluster performs such services as providing centralized and controlled access, file access, printer sharing, and backup for all our workstation users. The servers have individual operating systems and are set up to provide load balancing when there are many server requests. In our server farm, if one server fails, another can act as backup.

     We expect that our customers will maintain confidential information on our servers. However, our data centers and equipment, the networks we intend to use, and customers' information are subject to damage and unauthorized access from human error and tampering, breaches of security, natural disasters, power loss, capacity limitations, software defects, telecommunications failures, intentional acts of vandalism, including computer viruses, and other factors that may cause interruptions in service or reduced capacity for customers, and could potentially jeopardize the security of their confidential information such as credit card and bank account numbers. The occurrence of a security breach, a natural disaster, interruption in service or other unanticipated problems could seriously damage our business and reputation and cause us to lose customers. Additionally, the time and expense required to eliminate computer viruses and alleviate other security problems could be significant and could impair our service quality. We also provide customers with service level agreements. If we do not meet the required service levels, we may have to provide credits to our customers, which could significantly reduce any revenues. Additionally, in the event of any resulting harm to our customers, we could be held liable for damages. Awards for such damages might exceed our liability insurance by an unknown but significant amount and could seriously harm our business.

                         RISKS CONCERNING THIS OFFERING

OUR  MAJORITY  STOCKHOLDER,  51ST  STATE  SYSTEMS,  INC.,  BENEFICIALLY  OWNS
APPROXIMATELY 75.6% OF OUR OUTSTANDING COMMON STOCK; ITS INTERESTS COULD CONFLICT WITH YOURS; SIGNIFICANT SALES OF STOCK HELD BY 51ST STATE SYSTEMS COULD HAVE A NEGATIVE EFFECT ON OUR STOCK PRICE; STOCKHOLDERS MAY BE UNABLE TO EXERCISE CONTROL.

     As of November 6, 2003 51st State Systems, Inc., was the beneficial owner of approximately 75.6% of our common stock. As a result, it has significant ability to:

     -    elect or defeat the election of our directors;

     - amend or prevent amendment of our certificate of incorporation or by-laws;

     - effect or prevent a merger, sale of assets or other corporate transaction; and

     - control the outcome of any other matter submitted to the stockholders for vote.

     As a result of its ownership, 51st State Systems is able to take stockholder actions in conformance with Section 228 of the Delaware General
Corporation Law and our Certificate of Incorporation, which permits any stockholder action that may or is required to be taken at an annual or special meeting of the stockholders, to be taken without prior notice and without a vote of all of our stockholders. 51st State Systems has the ability to significantly influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. If you purchase shares of our common stock in this offering, you may have no effective voice in our management. In addition, sales of significant amounts of shares held by 51st State Systems, or the prospect of these sales, could adversely affect the market price of our common stock. 51st State Systems' stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price. (See "We depend on 51st State Systems, Inc. for important aspects of our business operations, and because 51st State Systems, Inc. is our controlling shareholder, 50% of which is owned by Todd Cusolle, one of our officers and directors, there may be a conflict of interest" under "Risk Factors - Risks Concerning our Business" above and "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions" below.)

THE  "PENNY  STOCK"  RULES  COULD  MAKE SELLING OUR COMMON STOCK MORE DIFFICULT.

     If our common stock does become publicly traded, it is likely that it will be considered a "penny stock," which generally is a stock trading under $5.00 and not registered on national securities exchanges or quoted on the national Nasdaq market. The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. This often has the result of reducing trading in such stocks and making it more difficult for investors to sell their shares. Prior to a transaction in a penny stock, a broker-dealer is required to:

     - deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market;

     - provide the customer with current bid and offer quotations for the penny stock;

     - explain the compensation of the broker-dealer and its salesperson in the transaction;

     - provide monthly account statements showing the market value of each penny stock held in the customer's account; and

     - make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These requirements may have the effect of reducing the liquidity of penny stocks. If our common stock is subject to the penny stock rules, investors may find it more difficult to sell their shares.

WE MAY NOT QUALIFY FOR OVER-THE-COUNTER BULLETIN BOARD INCLUSION, AND THEREFORE YOU MAY BE UNABLE TO SELL YOUR SHARES.

     Upon completion of this offering, we will attempt to have our common stock eligible for quotation on the Over-the-Counter Bulletin Board ("OTCBB" or "Bulletin Board"). OTCBB eligible securities includes securities not listed on NASDAQ or a registered national securities exchange in the U.S. and that are also required to file reports pursuant to Section 13 or 15(d) of the Securities Act of 1933, and the company is current in its periodic securities reporting obligations. We have engaged a broker/dealer who has filed a Form 211 with the National Association of Securities Dealers ("NASD") in order to allow the quotation of our common stock on the OTCBB. The market maker has committed to make a market in our securities once the Form 211 clears with the NASD. For more information on the OTCBB see its website at www.otcbb.com. If for any reason, however, any of our securities are not eligible for quotation on the Bulletin Board or a public trading market does not develop, purchasers of the shares may have difficulty selling them should they desire to do so. If we are unable to satisfy the requirements for quotation on the Bulletin Board, any trading in our common stock would be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets". As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the shares. The above-described rules may materially adversely affect the liquidity of the market for our securities. (See "Plan of Distribution.") In addition, the price of the shares, after the offering, can vary due to general economic conditions and forecasts, our general business condition, the release of our financial reports, and because our principals may sell shares they owned before the offering into any market that develops.

IF YOU REQUIRE DIVIDEND INCOME, YOU SHOULD NOT RELY ON AN INVESTMENT IN CORDEXA HOLDINGS, INC.

     We do not anticipate paying cash dividends in the foreseeable future. Our ability to pay dividends is dependent upon our ability to operate profitably. We may never become profitable. Even if we do become profitable, we expect that any earnings will be retained for development and expansion of our business. If you require dividend income, you should not expect to receive any cash dividends as a stockholder of Cordexa Holdings, Inc.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains certain financial information and statements regarding our operations and financial prospects of a forward-looking nature. Although these statements accurately reflect management's current understanding and beliefs, we caution you that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to be made in this prospectus. For this purpose, any statements contained in this prospectus which are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as, "may", "will", "intend", "expect", "believe", "anticipate", "could", "estimate", "plan" or "continue" or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. There can be no assurance of any kind that such forward-looking information and statements will be reflective in any way of our actual future operations and/or financial results, and any of such information and statements should not be relied upon either in whole or in part in connection with any decision to invest in the shares.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the stockholders' shares offered by this prospectus. All proceeds from the sale of the stockholders' shares will be for the account of the selling stockholders.

                         DETERMINATION OF OFFERING PRICE

     As there is no public market for the shares, the offering price we used is the price that the selling stockholders paid for their shares and bears no relationship to our assets, book value or prospective earnings or any other recognized criteria of value.


                                 CAPITALIZATION

     The  following  table sets forth our capitalization as of June 30, 2003.

     Stockholders'  equity

          Common  stock,  $.001  par  value;
             100,000,000  shares  authorized,
             5,026,500  shares  outstanding                    $  5,027

          Preferred  Stock,  $.0001  par  value;
             5,000,000  shares  authorized,
             0  shares  outstanding                            $      0

     Additional  paid-in  capital                              $ 73,742

     Total  Capitalization                                     $ 78,769

                             DESCRIPTION OF BUSINESS

GENERAL

     Cordexa Holdings, Inc. (the Company") was incorporated in Delaware on October 15, 2002 and conducts operations through its wholly-owned subsidiary, Cordexa Networks Corp., a Canadian corporation, incorporated on December 5, 2002. Where the context requires, references the Company, "we" or "us" throughout this document include reference to Cordexa Networks Corp.

     We are a development stage company and have limited operations and revenues to date. We offer businesses and individual professionals that seek to establish or reassess their presence on the web with attractive website hosting packages at competitive rates through our computer software, network technology and systems management. The principal services we offer are:

     -    website  hosting  and  application  hosting  services;  and

     - e-mail and related services such as conference and bulletin board facilities and mailing list management.

     Website hosting is the business of housing, serving, and maintaining files for one or more websites. More important than the computer space that is provided for website files is the fast connection to the Internet. Most hosting services offer connections on high-speed lines. Typically, an individual business hosting its own site would require a similar connection and it would be expensive. Using a hosting service lets many companies share the cost of a fast Internet connection for serving files.

     We have entered into an agreement with 51st State Systems, Inc. pursuant to which they have agreed to arrange for our Internet access. 51st State Systems, Inc. has agreed to provide us with facilities, specifically, square footage, power, bandwidth, and access to their building's communication wiring, so as to allow us to operate our server racks. These server racks allow us to provide Internet access to our customers. The duration of the agreement is for an initial two (2) years. The fee for 51st State Systems, Inc.'s services is $1,000 per month. If our contract with 51st State Systems, Inc. were to be terminated or if the cost were substantially raised, our ability to maintain competitive prices to our customers could be materially and adversely affected.

     In October 2003, we purchased two computers for $4,125 each and loaded the necessary software (Windows 2000 Server, Microsoft Internet Information Server and Microsoft Exchange Server) to operate our business. We launched our operations during the third quarter of 2003.

SALES  AND  MARKETING

     Our revenues come from monthly hosting and maintenance contracts that we require our customers to enter into with us. This is to provide us with what is commonly referred to as "recurring revenue." To date, our customers have been small sized businesses and individual professionals and we anticipate that a majority of our future customers will be similarly sized. Therefore, to a large extent, our ability to grow depends upon the level at which we can attract new customers and bind them to our hosting and maintenance agreements.

     We have invested in traditional print media and promotional activities to establish and increase awareness of our services, product enhancements and promotional offerings and to generate sales. To generate sales leads in a cost efficient manner, we also plan to place advertisements on high volume websites and purchase targeted keywords on popular search engines.

     We also plan to invest in a public relations effort for media relations, industry analyst relations and speaking engagements. We intend to establish and maintain relations with journalists and industry analysts to secure unbiased, third-party endorsements for our services and to pursue coverage by online publications, search engines and directories. In addition, we expect our employees to actively participate in industry events and conferences.

     To enhance the effectiveness of our marketing efforts, we have established significant co-marketing relationships to promote our planned services. These relationships typically involve participation with companies that occupy adjacent positions to ours on the "value chain" of services ( for example, partnerships with value hosting companies and / or large hardware and consulting services companies.)

PARTNERSHIPS

     We have entered into non-binding agreements with each of Canada Wired Internet Services Ltd., NetNation Communication Inc., and IBM Canada Ltd. (each a "Partner" or collectively "Partners") for the purpose of building mutually beneficial strategic relationships. The Partners have agreed to work with us to develop specific business opportunities and mutual commitments that contribute to the execution of each of our business plans, including, the introduction of our hosting services to their customers. The primarily focus is to create mutual business opportunities, which will be achieved by:

     - each Partner selecting us as a preferred but non-exclusive supplier of web hosting and application hosting services;

     - we will select each Partner as a preferred but non-exclusive supplier of a product or service that can complement our offerings;

     - we will provide "inside" pricing to each Partner on a project-by-project basis;

     - we and each Partner will identify and develop joint opportunities to provide customer solutions to each other's customers and prospects; and

     - we and each Partner will participate in joint press releases and other promotional activities on a mutually agreed basis, including event sponsorships, promotions, trades shows, and other joint activities. Each agreement has a planned duration of one year with annual renewals to be confirmed at the end of each year of the agreements.

OUR  SERVICES

Website  Hosting  and  Hosting  Application  Services
-----------------------------------------------------

     We offer our customers several options for hosting their websites. These customers can share space on a server which also hosts the websites of other customers, or for a higher fee, have access to a dedicated server (a server which does not share space with anyone else).

     We also offer customers the convenience of a limited free monthly update to their website, which will be included in the hosting cost. The extent of the free update we provide, depends on the hosting plan and is not able to be carried forward if it is not used in any given month. The free update is expected to encourage customers to keep their website up-to-date with their most current information.

Other  Services
---------------

     We plan to offer a variety of other services to enable communication over the Internet. These include virtual hosting of electronic mail, which allows users to maintain their own domains while housing their e-mail on our servers. We also intend to offer the filtering of unsolicited e-mail. Our e-mail management platform is expected to enable customers with the broadcast of e-mail to an established, opted-in, user group. We plan to offer customers packages containing various combinations of these services. We intend to charge a monthly user fee per package, which will vary from $5 to $25 depending on the complexity of the package.

INDUSTRY  BACKGROUND

     The Internet is a global network of multiple private and public networks that use standardized communication protocols to communicate with each other. The Internet has become an important communication and commercial medium and presents a significant opportunity for associations and businesses to interact in new and different ways with a larger number of members, customers, employees, suppliers and partners. As use of the Internet grows, associations and businesses are increasing the breadth and depth of their Internet product and service offerings. Pioneering Internet-based organizations have developed Internet products and services in areas such as finance, insurance, media, tourism, retail and advertising. Other organizations have begun to use the Internet for an expanding variety of applications, ranging from corporate or association publicity and advertising, to sales, distribution, customer service, employee training and communication with partners. Increasingly, Internet operations are becoming mission-critical for many of these enterprises. To ensure the reliability of their Internet operations, enterprises are requiring that these operations have high performance standards, scalability and expert management 24 hours a day, 7 days a week.

     Enterprises generally utilize two types of Internet services: connectivity and valued-added services. We plan to provide companies with value-added services such as web hosting and communication services that improve their internal and external operations. These value-added services represent one of the fastest growing segments of the Internet services market. The availability of Internet access, the advancements in technologies required to navigate the Internet and the proliferation of content and applications available over the Internet have attracted a growing number of Internet users.

     The web hosting provider market is segmented into large national or multinational providers with large high-speed networks and regional or local hosting companies, who typically rely upon the larger networks for Internet connectivity. The larger web hosting companies, like UUNet are referred to as "tier one" networks, which exchange Internet traffic cost-free, at multiple public peering points, as well as through private peering arrangements.

     As is typical in the case of a new and rapidly evolving industry, the Internet is characterized by rapidly changing technology, evolving industry standards and frequent new product and service introductions. Demand for recently introduced products and services are subject to a level of uncertainty.

     Despite growing interest in the many uses of the Internet some potential users could be deterred from purchasing Internet access services because of a perceived inconsistent quality of service, the need to deal with multiple and frequently incompatible vendors, and perceived inadequate protection of the confidentiality of stored data and information moving across the Internet. In particular, a perceived lack of security of commercial data, such as credit card numbers, could impede commercial exploitation of the Internet. There can be no assurance that encryption or other technologies will satisfactorily address these security concerns. The adoption of the Internet for commerce and communications, particularly by those individuals and enterprises that have historically relied upon alternative means of commerce and communication, generally requires the understanding and acceptance of a new way of conducting business.

COMPETITION

     The business of providing web hosting services is highly competitive and there are no substantial barriers to entry. There are thousands of competitors and we are at the bottom in terms of size. We believe that competition will intensify in the future and our ability to successfully compete depends on a number of factors, including:

     - the capacity, reliability and security of the network with which we interconnect;

     -    the  pricing  structure  of  our  services;

     -    expansion  of  the  variety  of  services  which  we  offer;

     -    our  ability  to adapt our services to new technological developments;

     -    our  ability  to  implement broad and effective distribution channels;
          and

     -    principal  market  and  economic  trends.

Current  and  prospective  competitors  include:

     -    national,  regional  and  local  web  hosting  companies;

     -    website  hosting  providers;  and

     - Free web hosting services and communities such as Yahoo's Geocities, HyperMart.net and Xoom.com.

     As a web hosting provider we will compete with Interland, UUNet, HostPro, IMC Online and thousands of smaller hosting companies.

     Our competitors have significantly greater revenues than we have and may be able to expand their network infrastructures and service offerings more quickly. They may also bundle other services with their website hosting or application hosting services, which could allow them to reduce the relative prices of their website hosting and/or application hosting services beyond levels that we could compete with, and generally adopt more aggressive pricing policies. For example, they may offer both e-mail service and web hosting for a price comparable to what we plan to offer web hosting for. In addition, some competitors have entered and will likely continue to enter into joint ventures or alliances to provide additional services that may be competitive with those we plan to provide. We also believe the website hosting and application hosting markets are likely to experience consolidation in the near future, which could result in increased price and other competition that would make it more difficult for us to compete.

     We intend to differentiate ourselves from our competitors by exploiting our expected ability to quickly adapt to new developments in our industry resulting from the small size of our organization.

     We do not compete directly with 51st State Systems, Inc. (who arranges for our access to the Internet.) We believe that we could replace 51st State Systems, Inc. fairly easily if our agreement were terminated.

CUSTOMERS

     We have entered into hosting service agreements with three customers, namely, Canada Diagnostic Centers, Ltd., National EDGAR Services, Inc., Gottbetter & Partners, LLP, our corporate counsel. We have been engaged by each to establish a web hosting environment, by which we will provide server hardware, operating system software, monitoring software, and other software and premise connectivity. The web hosting environment will include servers that are accessible from the Internet, where each customer's information and data content will be resident, and which will allow authorized users to access their content. We agreed to provide each customer the use of software facilities resident on these servers for formatting, loading, previewing, and maintaining their information and data content through an Internet connection. We have assured them that the use of these software facilities and the ability to modify their information and data content will be restricted to authorized users only via identifications and passwords which were provided to each.

     The initial duration of each agreement is for a period of twelve months, which automatically renews for a additional twelve months periods, unless we or the customer notifies the other with sixty days notice that it wishes to terminate. The monthly charge for these services range from $100 to $1000.

     We do not expect any single customer to account for a significant portion of our revenues. Accordingly we will not be dependent upon any single customer to achieve our business goals.

EMPLOYEES

     Our only employees at the present time are our two executive officers. We plan to add two part-time employees within the next twelve months for customer and sales services and technology and network administration. Additional employees will be hired as required for the expanded operation of our business.

SEASONAL  ASPECTS

     Our industry is not seasonal and our revenues will not vary significantly from quarter to quarter due to seasonal aspects.

INTELLECTUAL  PROPERTY

     We do not expect to be dependent upon patents, trademarks, licenses, or proprietary technology or software with regard to the operation of our business.

GOVERNMENT  REGULATION

     Our operations are not currently subject to direct regulation by governmental agencies other than regulations applicable to businesses generally. As use of the Internet continues to grow, jurisdictions in which we operate may adopt regulations relating to prices charged users, content, privacy, intellectual property protection, libel or other matters. If adopted, such regulations could significantly affect our results of operations.

FACILITIES

     Our executive offices are currently located at 750 West Pender Street, Suite 601, Vancouver, BC V6C 2T7, Canada. We occupy approximately 1,000 square feet of space provided to us by Scott Kerr, our Chief Executive Officer and President, on a rent-free basis. The facilities constitute a business office, in good condition and adequate for our business purposes.

                                PLAN OF OPERATION

     Since we are a new business and have generated limited revenues to date, our independent auditors have included an explanatory paragraph in their auditors' report about our ability to continue as a going concern in connection with our audited financial statements for the period beginning from our inception on October 15, 2002 and ending on June 30, 2003. Our deficit is $75,919 as at the end of that period. The discussion below provides an overview of our operations and discusses our plan of operation.

     The following discussion should be read in conjunction with our financial statements and the related notes that appear elsewhere in this prospectus. The following discussion contains forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in the section entitled "Risk Factors" beginning on page 7 of this prospectus.

GENERAL

     From the date of our incorporation on October 15, 2002, we have been a start-up company and have limited revenues to date. Our operation activities during this period consist primarily of developing our business plan, marketing our proposed business to and establishing our presence with our Internet website. Our website became operational in July 2003.

OUR  PLAN  OF  OPERATION  FOR  THE  NEXT  TWELVE  MONTHS

     In our management's opinion, to effectuate our business plan in the next twelve months, the following events need to occur or we should strive to reach the following milestones in order for us to become profitable:

- We must continue to implement our sales and marketing initiatives within the next three to twelve months. We anticipate the cost of this implementation to be approximately $12,000.

- We must continue to establish strategic alliances like those formed with IBM Canada Ltd., Canada Wired, and NetNation. within the next three to twelve months.

- We must expand our products and services within the next six to twelve months. We must continue offering several options for hosting websites, including, shared space on a server, or a dedicated server, pending on the customers adversity to cost.

- We must implement other services such as hosting electronic mail, which will allow users to maintain their own domains while housing their e-mail on our servers, and filtering unsolicited e-mail from our servers.

- We must continue to develop our technology. In the next six to nine months, we will gauge what technological developments are needed and decide who will develop them.

     We have cash in the amount of $18,004 as of June 30, 2003. In the opinion of our management, we anticipate that our current capital resources will allow us to meet our cash requirements for the next 12 months. If we cannot, we will need to raise additional capital to continue our operations. Such additional capital may be raised through public or private financing as well as borrowing and other sources. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, it will adversely affect our ability to implement our sales and marketing initiatives, establish new strategic alliances, expand our products and services and update our technology.

PURCHASE  OR  SALE  OF  EQUIPMENT

     We do not anticipate that we will expend any significant amount on equipment for our present or future operations. We may purchase additional computer hardware and software for our ongoing operations as well as a minimal amount of office furniture and office equipment from our cash reserves.

RESEARCH  AND  DEVELOPMENT

     We are not currently conducting any research and development activities, other than the development of our website. We will not know what technological developments will be required until after we have become operational for at least three to six months and have adequate time to assess the functionality of our website.

                         DIRECTORS, EXECUTIVE OFFICERS,
                          PROMOTERS AND CONTROL PERSONS

DIRECTORS  AND  OFFICERS

     The following table sets forth certain information with respect to our directors and executive officers as of November 5, 2003.

     Directors serve until the next annual meeting of the stockholders; until their successors are elected or appointed and qualified, or until their prior resignation or removal. Officers serve for such terms as determined by our board of directors. Each officer holds office until such officer's successor is elected or appointed and qualified or until such officer's earlier resignation or removal.

                                                                           Date of Election
Name                       Age     Position                                or Appointment
----                       ---     --------                                ----------------
Scott  Kerr                 34     Chief Executive Officer, President      October  15,  2002
                                   and Director

Todd  Cusolle               31     Chief  Financial  Officer, Executive    October  15,  2002
                                   VP-Technology, Secretary and Director

     SCOTT KERR has served as our Chief Executive Officer, President and a Director since October 2002. Since July 2002, Mr. Kerr has been the President and a Director of NES Worldwide, Inc., a company engaged in the business of filing EDGAR(R) reports on behalf of public companies with the United States Securities and Exchange Commission. Since August 2000, he has been the Vice President of Mindfuleye, Inc. ("Mindfuleye"), a company that was engaged in the business of sentiment analysis, where he was responsible for strategy implementation of the business development function, corporate and product marketing, and the development and execution of product sales and distribution programs. Mindfuleye was a United States Securities and Exchange Commission reporting company, and became insolvent in September 2001 as a result of a cumulative net loss in 1999 of $3.3 million. Mindfuleye's last periodic report was filed in September 2001 and subsequently filed a Form 15 in October 2003, terminating the registration of it's common stock under section 12(g). Mindfuleye's common stock is no longer trading. Mr. Kerr had been a Director of Mindfuleye, Inc. since September 2001. Mindfuleye, Inc. is currently not conducting any operations. From January 1998 to August 2000, Mr. Kerr managed new business development for Bayleaf Software Inc., a company based in Vancouver and engaged in the business of custom software development consulting. Prior to that, he was a Vice President of Omni-Tech Systems Ltd., a company based in Vancouver and engaged in the business of computer software for the justice and public safety markets. Mr. Kerr has studied marketing and communications, and received a Bachelor of Arts in Political Science from the University of British Columbia. Mr. Kerr works 30 hours per week for Cordexa.

TODD CUSOLLE has served as our Chief Financial Officer, Executive Vice President, Secretary and a Director since October 2002. Mr. Cusolle founded Mindfuleye, Inc., a company engaged in the business of sentiment analysis, and has been its Chief Technical Officer since 1999. Mindfuleye, Inc. is currently not conducting any operations. During 1999, he also served as a senior developer and architect at RLG netPeformance, a company engaged in the business of e-commerce consulting and website design, and Communicate.com (formerly IMEDIAT Digital), a company engaged in the business of e-commerce consulting and website design. From 1996 until 1998, Mr. Cusolle was the founding employee of Emerge Online, a company engaged in the business of e-commerce consulting and website design. During these years, Mr. Cusolle also led the back-end development of investment and financial websites, including HSBC Bank USA (formerly Marine Midland Bank), TD Bank, Comerica Bank, Fleet Bank USA, Canada Trust, Canadian Corporate News and Bayshore Trust. From 1995 to 1996, Mr. Cusolle held development positions at both Quadravision Communications (now Bowne Internet) and Carleton University in Ottawa, Canada. Mr. Cusolle is employed by us on a part-time basis.

                             EXECUTIVE COMPENSATION

COMPENSATION  OF  OFFICERS

     We have not paid our officers any compensation since our inception in October 2002 and have not entered into any employment agreements with our officers.

STOCK  OPTION  GRANTS

     We have not made any individual grants of stock options since we adopted our stock option plan in November 2002.

2002  STOCK  OPTION  PLAN

     We adopted our 2002 Stock Option Plan on November 15, 2002. The plan provides for the grant of options intended to qualify as "incentive stock options", options that are not intended to so qualify or "nonstatutory stock options" and stock appreciation rights. The total number of shares of common stock reserved for issuance under the plan is 500,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change, plus an indeterminate number of shares of common stock issuable upon the exercise of "reload options" described below. We have not yet granted any options or stock appreciation rights under the plan.

     The plan is presently administered by our board of directors, which selects the eligible persons to whom options shall be granted, determines the number of common shares subject to each option, the exercise price therefore and the periods during which options are exercisable, interprets the provisions of the plan and, subject to certain limitations, may amend the plan. Each option granted under the plan shall be evidenced by a written agreement between us and the optionee.

     Options may be granted to our employees (including officers) and directors and certain of our consultants and advisors.

     The exercise price for incentive stock options granted under the plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for nonstatutory stock options is determined by our board of directors. Incentive stock options granted under the plan have a maximum term of ten years, except for 10% stockholders who are subject to a maximum term of five years. The term of nonstatutory stock options is determined by our board of directors. Options granted under the plan are not transferable, except by will and the laws of descent and distribution.

     The board of directors may grant options with a reload feature. Optionees granted a reload feature shall receive, contemporaneously with the payment of the option price in common stock, a right to purchase that number of common shares equal to the sum of (i) the number of shares of common stock used to exercise the option, and (ii) with respect to nonstatutory stock options, the number of shares of common stock used to satisfy any tax withholding requirement incident to the exercise of such nonstatutory stock option.

     Also, the plan allows the board of directors to award to an optionee for each share of common stock covered by an option, a related alternate stock appreciation right, permitting the optionee to be paid the appreciation on the option in lieu of exercising the option. The amount of payment to which an optionee shall be entitled upon the exercise of each stock appreciation right shall be the amount, if any, by which the fair market value of a share of common stock on the exercise date exceeds the exercise price per share of the option.

COMPENSATION  OF  DIRECTORS

     We have not paid and do not presently plan to pay compensation to any of our directors for serving as such.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of our common stock as of November 5, 2003. The information in this table provides the ownership information for:

     - each person known by us to be the beneficial owner of more than 5% of our common stock;
     -    each of our directors;
     -    each of our executive officers; and
     -    our executive officers and directors as a group.

     Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership are based on 5,026,500 shares outstanding. There are currently no outstanding options or warrants to purchase any common stock.

     Unless otherwise indicated, the address of each beneficial owner is c/o Cordexa Holdings, Inc., 750 West Pender Street, Suite 601, Vancouver, BC V6C 2T7 Canada.


                                                               Amount  of
Name  and  Address                                            Common  Stock              Percent of
of Beneficial Owner             Position Held              Beneficially Owned               Class
    -------------------         -------------              ------------------            ----------
51st State Systems, Inc. (1)                                   3,800,000                    75.6%
938 Howe Street, Suite 402
Vancouver  BC  V6Z  1N9
Canada

Scott  Kerr                     President, CEO and               200,000                      4%
                                Director

Todd  Cusolle (1)               CFO, Executive Vice                    0                      0%
                                President-Technology,
                                Secretary and Director

All Executive Officers and                                       200,000                      4%
Directors as a Group (two
persons)


--------------
(1) Todd Cusolle, one of our executive officers and directors, and Mathew Sebal, each own 50% of the outstanding capital stock of 51st State Systems Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On October 15, 2002 we issued 3,800,000 shares of our common stock to 51st State Systems, Inc., in exchange for $3,800 worth of services rendered by 51st
State  Systems,  Inc. to us in connection with our corporate organization.  51st
State Systems, Inc. is a Canadian corporation, 50% of the outstanding capital stock of which is owned by Todd Cusolle, one of our executive officers and directors. See "We depend on 51st State Systems, Inc. for important aspects of our business operations, and because 51st State Systems, Inc. is our controlling shareholder, 50% of which is owned by Todd Cusolle, one of our officers and directors, there may be a conflict of interest" under "Risk Factors - Risks
Concerning  our  Business"  above.

     On October 15, 2002 we issued 200,000 shares of our common stock to Scott Kerr, our President, CEO and a director, in exchange for $200 worth of services rendered by Mr. Kerr to us in connection with our corporate organization.

     We believe that the terms of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm's length basis. To the extent we may enter into any agreements with related parties in the future, the board of directors has determined that such agreements be on similar terms.

                          MARKET FOR COMMON EQUITY AND
                          RELATED STOCKHOLDER MATTERS

MARKET  INFORMATION

     There is no public trading market on which our common stock is traded. We have engaged a broker/dealer to file a Form 211 with the National Association of Securities Dealers in order to allow the quotation of our common stock on the Over-the-Counter Bulletin Board ("OTCBB"). There is no assurance that our common stock will be included on the OTCBB.

     There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There are no outstanding shares of our common stock that can be sold pursuant to Rule 144.

     We can offer no assurance that an active public market in our shares will develop. Future sales of substantial amounts of our shares in the public market could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

HOLDERS

     As  of  November 5, 2003, there were 43 record holders of our common stock.

DIVIDENDS

     We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has sole discretion to pay cash dividends based on our financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.

                            DESCRIPTION OF SECURITIES

     Our authorized capital stock currently consists of 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share, the rights and preferences of which may be established from time to time by our board of directors.

     The description of our securities contained herein is a summary only and may be exclusive of certain information that may be important to you. For more complete information, you should read our Certificate of Incorporation, together with our corporate bylaws.

COMMON  STOCK

     Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our board of directors out of funds legally available therefor.

     Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably, our net assets available after the payment of:

     - all secured liabilities, including any then outstanding secured debt securities which we may have issued as of such time;

     -    all unsecured liabilities, including any then unsecured outstanding secured debt securities which we may have issued as of such time; and

     -    all liquidation preferences on any then outstanding preferred stock.

     Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

PREFERRED  STOCK

     Our board of directors is authorized, without further stockholder approval, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of these shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. These shares may have rights senior to our common stock. The issuance of preferred stock may have the effect of delaying or preventing a change in control of us. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. At present, we have no plans to issue any shares of our preferred stock.

DELAWARE  ANTI-TAKEOVER  LAW

     If we close an initial public offering of our securities, and become listed on a national stock exchange or the Nasdaq Stock Market or have a class of voting stock held by more than 2,000 record holders, we will be governed by the provisions of Section 203 of the General Corporation Law of Delaware. In general, such law prohibits a Delaware public corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless it is approved in a prescribed manner.

     As a result of Section 203 of the General Corporation Law of Delaware, potential acquirers may be discouraged from attempting to effect acquisition transactions with us, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

LIMITATION  ON LIABILITY OF DIRECTORS; INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our certificate of incorporation and by-laws allow us to eliminate the personal liability of our directors and to indemnify directors and officers to the fullest extent permitted by the Delaware General Corporation Law, or DGCL.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions, or (4) for any transaction from which a director derived an improper personal benefit.

     Under Section 145 of the DGCL, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacity with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TRANSFER  AGENT  AND  REGISTRAR

     Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004 is our transfer agent and the registrar for our common stock. Its telephone number is (212) 509-4000.

                              SELLING STOCKHOLDERS

     All of the shares of our common stock offered under this prospectus may be sold by the selling stockholders. We will not receive any of the proceeds from such sales of shares offered under this prospectus.

     All costs, expenses and fees in connection with the registration of the selling stockholders' shares, which are estimated to be approximately $30,491, will be borne by us. All brokerage commissions, if any, attributable to the sale of shares by selling stockholders will be borne by such holders.

     The selling stockholders are offering a total of 1,026,500 shares of our common stock. The following table sets forth:

     -    the name of each person who is a selling stockholder;

     - the number of securities owned by each such person at the time of this offering; and

     - the number of shares of common stock such person will own after the completion of this offering.

     The column "Shares Owned After the Offering" gives effect to the sale of all the shares of common stock being offered by this prospectus.

                                                        SHARES OWNED PRIOR TO  SHARES OWNED AFTER
                                                            THE OFFERING           THE OFFERING
                                       NUMBER OF        ---------------------  -------------------
SELLING STOCKHOLDER                  SHARES OFFERED    NUMBER     PERCENT*      NUMBER    PERCENT
-----------------------------------  ---------------  -------    ---------     --------  --------
Bamby Investments S.A. (1). . . . .        100,000    100,000      1.99%           0        0%

Thomas Christen . . . . . . . . . .         50,000     50,000        **            0        0%

Crystal Overseas Trading Inc. (2) .         50,000     50,000        **            0        0%

Roger Curchod . . . . . . . . . . .         10,000     10,000        **            0        0%

Kurt Handschin. . . . . . . . . . .         10,000     10,000        **            0        0%

Jackson Steinem, Inc. (3) . . . . .         50,000     50,000        **            0        0%

Ming Capital Enterprises Inc. (4) .        100,000    100,000      1.99%           0        0%

Partner Marketing AG (5). . . . . .        100,000    100,000      1.99%           0        0%

Private Investment Company Ltd. (6)        100,000    100,000      1.99%           0        0%

Christian Russenberger. . . . . . .         10,000     10,000        **            0        0%

Hans Schopper . . . . . . . . . . .         50,000     50,000        **            0        0%

Seloz Gestion & Finance SA (7). . .        100,000    100,000      1.99%           0        0%

Syrah Investment Corporation (8). .         50,000     50,000        **            0        0%

Terraco Holding SA (9). . . . . . .         50,000     50,000        **            0        0%


                                                        SHARES OWNED PRIOR TO  SHARES OWNED AFTER
                                                            THE OFFERING           THE OFFERING
                                       NUMBER OF        ---------------------  -------------------
SELLING STOCKHOLDER                  SHARES OFFERED    NUMBER     PERCENT*      NUMBER    PERCENT
-----------------------------------  ---------------  -------    ---------     --------  --------
Turf Holding Inc. (10). . . . . . .        100,000    100,000      1.99%           0        0%

Paul B. Gottbetter. . . . . . . . .         10,000     10,000        **            0        0%

Theresa Russo . . . . . . . . . . .          5,000      5,000        **            0        0%

Joanne Fichera. . . . . . . . . . .         25,000     25,000        **            0        0%

Robert Fichera. . . . . . . . . . .         25,000     25,000        **            0        0%

Adam S. Gottbetter. . . . . . . . .         10,000     10,000        **            0        0%

Lawrence H. Levner. . . . . . . . .          2,000      2,000        **            0        0%

Scott Rapfogel. . . . . . . . . . .         10,000     10,000        **            0        0%

Peter Katevatis . . . . . . . . . .            250        250        **            0        0%

Fran Sebal. . . . . . . . . . . . .            250        250        **            0        0%

Dana Sebal. . . . . . . . . . . . .            250        250        **            0        0%

Mal Sebal . . . . . . . . . . . . .            250        250        **            0        0%

Dave Wood . . . . . . . . . . . . .            250        250        **            0        0%

Monty Sheldan . . . . . . . . . . .            250        250        **            0        0%

Clarissa Soriano. . . . . . . . . .            250        250        **            0        0%

Nancy H. Munro. . . . . . . . . . .            250        250        **            0        0%

Angela Halliday . . . . . . . . . .            250        250        **            0        0%

James R. Kerr . . . . . . . . . . .            250        250        **            0        0%

Karen E. Kerr . . . . . . . . . . .            250        250        **            0        0%

Heather Macintosh . . . . . . . . .            250        250        **            0        0%

Candace Kantor. . . . . . . . . . .            250        250        **            0        0%

Belinda Drew. . . . . . . . . . . .            250        250        **            0        0%

Brenda Church . . . . . . . . . . .            250        250        **            0        0%

Alan Church . . . . . . . . . . . .            250        250        **            0        0%

Anna May de Roos. . . . . . . . . .            250        250        **            0        0%

Matthew Sebal . . . . . . . . . . .            250        250        **            0        0%

Samson Consulting Corp. (11). . . .          5,000      5,000        **            0        0%

Total . . . . . . . . . . . . . . .      1,026,500  1,026,500      20.4%           0        0%


-------------------
*     The  percentages  computed  in  this  column  of  the table are based upon
5,026,500  shares  of  common  stock  outstanding  on  November  5,  2003.
**     Indicates  less  than  one percent of the total outstanding common stock.
-------------------

(1)  The beneficial owner of Bamby Investments S.A. is Camille Escher.
(2)  The beneficial owner of Crystal Overseas Trading Inc. is Daniele Cimmino.
(3) The beneficial owner of Jackson Steinem, Inc. is Adam S. Gottbetter (a partner of Gottbetter & Partners. LLP, our legal counsel).
(4)  The beneficial owner of Ming Capital Enterprises Inc. is U.K. Menon.
(5)  The beneficial owner of Partner Marketing AG is Karl Vogler.
(6) The beneficial owner and control person of Private Investment Company Ltd. is The Estate of Martin Christen.
(7)  The beneficial owner of Seloz Gestion & Finance SA is Rene Belser.
(8) The beneficial owner of Syrah Investment Corporation is Engelbert Schreiber jun.
(9)  The beneficial owner of Terraco Holding SA is Dagmar Papenberg.
(10) The beneficial owner of Turf Holding Inc. is Vijendran Poniah.
(11) The beneficial owner of Samson Consulting Corp. is Avi Mirman .


                              PLAN OF DISTRIBUTION

     The selling stockholders may, from time to time, sell any or all of their shares of common stock covered by this prospectus on any stock exchange, market or trading facility on which the shares are then traded or in private transactions at a price of $.10 per share until our shares are quoted on the Over-the-Counter Bulletin Board ("OTCBB") and thereafter at prevailing market prices or privately negotiated prices. We will pay the expense incurred to register the shares being offered by the selling stockholders for sale, but the selling stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. The commission or discount which may be received by any member of the National Association of Securities Dealers, Inc. in connection with these sales will not be greater than 8%. The selling stockholders may use any one or more of the following methods when selling shares:

     a. ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     b. block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     c. purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     d.   privately negotiated transactions; and

     e.   a combination of any such methods of sale.

     In addition, any shares that qualify for sale under Rule 144 may be sold under Rule 144 rather that through this prospectus.

     In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. None of the selling stockholders are broker-dealers or affiliates of broker dealers. There are no standby arrangements or agreements with any broker-dealers or underwriting firms to resell on behalf of the selling stockholders.

     Selling stockholders may sell their shares in all 50 states in the U.S. Further, we will be profiled in the Standard & Poor's publications or "manuals". The Standard & Poor's manuals are widely subscribed to by broker/dealers, market makers, institutional investors, university libraries and public libraries. A company that is profiled in the Standard & Poor's manuals obtains a "manual" exemption from state securities regulations for secondary trading purposes in the thirty-five states where there is a provision for manual exemption.

     We have advised the selling stockholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered in this prospectus.

     This offering will terminate on the earlier of (i) the date that all shares offered by this prospectus have been sold by the selling stockholders, (ii) two years from the effective date of the registration statement of which this prospectus is a part or (iii) the date all of the selling stockholders may sell all of the shares described herein without restriction pursuant to Rule 144 of the Securities Act.

THE  SELLING  STOCKHOLDERS'  GRANT  OF  REGISTRATION  RIGHTS

     We granted to the selling stockholders registration rights to enable them to sell the 1,026,500 shares of common stock. We agreed to register such shares until the earlier of (i) the date that all shares offered by this prospectus have been sold by the selling stockholders, (ii) two years from the effective date of the registration statement of which this prospectus is a part or (iii) the date all of the selling stockholders may sell all of the shares described herein without restriction pursuant to Rule 144 of the Securities Act. In connection with such registration, we will have no obligation to (i) assist or cooperate with the selling stockholders in the offering or disposition of such shares; (ii) indemnify or hold harmless the holders of any such shares, other than the selling stockholders or any underwriter designated by such holders;
(iii) obtain a commitment from an underwriter relative to the sale of any such shares; or (iii) include such shares within any underwritten offering we may engage in.

     We will assume no obligation or responsibility whatsoever to determine a method of disposition for such shares or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus is a part.

     We will file, during any period during which we are required to do so under our registration rights agreement with the selling stockholders one or more post-effective amendments to the registration statement of which this prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information in this prospectus. This obligation may include, to the extent required under the Securities Act of 1933, that a supplemental prospectus be filed, disclosing: the name of any broker-dealers; the number of common shares involved; the price at which the common shares are to be sold; the commissions paid or discounts or concessions allowed to broker-dealers, where applicable; that broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and any other facts material to the transaction.

                                LEGAL PROCEEDINGS

     No legal proceedings are pending to which we or any of our property are subject, nor to our knowledge are any such legal proceedings threatened.

                                     EXPERTS

     Stonefield Josephson, Inc., independent certified public accountants, audited our financial statements as of June 30, 2003, and for the period since inception on October 15, 2002 to June 30, 2003. In including those financial statements in this prospectus, we have relied on the authority of Stonefield
Josephson,  Inc.,  as  an  expert  in  accounting  and  auditing.

                     COMMISSION POSITION ON INDEMNIFICATION

     Our Certificate of Incorporation limits, to the maximum extent permitted under Delaware law, the personal liability of our directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

     Section 145(a) of the General Corporation Law of Delaware ("GCL") permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Under Section 145(b) of the GCL, a corporation also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation. However, in such an action by or on behalf of a corporation, no indemnification may be in respect of any claim, issue or matter as to which the person is adjudged liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     In addition, under Section 145(f) of the GCL, the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     We will not indemnify our directors and officers (a) for any breach of loyalty to us or our stockholders; (b) if a director or officer does not act in good faith; (c) for acts involving intentional misconduct; (d) for acts or omissions falling under Section 174 of the DGCL; or (e) for any transaction for which the director or officer derives an improper personal benefit. We will indemnify our directors and officers for expenses related to indemnifiable events, and will pay for these expenses in advance. Our obligation to indemnify and to provide advances for expenses are subject to the approval of a review process with a reviewer to be determined by the Board. The rights of our directors and officers will not exclude any rights to indemnification otherwise available under law or under our Certificate of Incorporation.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Article  X  of  our  By-laws,  on  indemnification  provides  as  follows:

          "Any person who at any time serves or has served as a director or officer of the Corporation, or in such capacity at the request of the Corporation for any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the Corporation to the fullest extent permitted by law against (a) reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the Corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding.

          To the extent permitted by law, expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified hereunder by the Corporation.

          If a person claiming a right to indemnification under this Section obtains a non-appealable judgment against the Corporation requiring it to pay substantially all of the amount claimed, the claimant shall be entitled to recover from the Corporation the reasonable expense (including reasonable legal fees) of prosecuting the action against the Corporation to collect the claim.

          Notwithstanding the foregoing provisions, the Corporation shall indemnify or agree to indemnify any person against liability or litigation expense he may incur if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his action was unlawful.

          The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this Bylaw, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him and giving notice to, and obtaining approval by, the stockholders of the Corporation.

          Any person who at any time after the adoption of this Bylaw serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this Bylaw.

          Unless otherwise provided herein, the indemnification extended to a person that has qualified for indemnification under the provisions of this
     Article X shall not be terminated when the person has ceased to be a director, officer, employee or agent for all causes of action against the indemnified party based on acts and events occurring prior to the termination of the relationship with the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person."

                                  LEGAL MATTERS

     Our counsel, Gottbetter & Partners, LLP, New York, New York, will pass on the validity of the issuance of the shares to be sold by the selling stockholders. The partners of Gottbetter & Partners, LLP, own 50,000 shares of our common stock through Jackson Steinem, Inc., all of which are included for sale in this prospectus.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. However, once this registration statement becomes effective we will be required to file quarterly and annual reports and other information with the Securities and Exchange Commission.

     We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by this prospectus. The prospectus is part of the registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY


                                                                            Page
                                                                            ----

Independent Auditors'  Report                                                F-1
Consolidated  Balance  Sheet                                                 F-2
Consolidated  Statement  of  Operations                                      F-3
Consolidated  Statement  of  Stockholders'  Equity                           F-4
Consolidated  Statement  of  Cash  Flows                                     F-5
Notes  to  Consolidated  Financial  Statements                               F-6

                          INDEPENDENT AUDITORS' REPORT


Board  of  Directors
Cordexa  Holdings,  Inc.
New  York,  New  York


We have audited the accompanying consolidated balance sheet of Cordexa Holdings, Inc. and Subsidiary (a Delaware corporation in the development stage) as of June 30, 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for the period from inception on October 15, 2002 to June 30, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cordexa Holdings, Inc. and Subsidiary (a Delaware corporation in the development stage) as of June 30, 2003, and the consolidated results of their operations and their cash flows for the period from inception on October 15, 2002 to June 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred net losses from operations and has no established source of revenues, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters is described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  Stonefield  Josephson,  Inc.
Certified  Public  Accountants


Santa  Monica,  California
October  8,  2003


                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)

                    CONSOLIDATED BALANCE SHEET JUNE 30, 2003




                              ASSETS
CURRENT ASSETS -
  cash. . . . . . . . . . . . . . . . . . . . . . . . .  $ 18,004

PROPERTY AND EQUIPMENT, net of
  accumulated depreciation. . . . . . . . . . . . . . .     1,716
                                                         ---------

                                                         $ 19,720
                                                         =========


               LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES -
  accounts payable and accrued expenses,
    including $7,103 to a related party . . . . . . . .  $ 16,870
                                                         ---------
                       STOCKHOLDERS' EQUITY:

  Preferred stock, $.0001 par value, 5,000,000 shares
    authorized, no shares issued and outstanding. . . .         -
  Common stock, $.001 par value, 100,000,000 shares
    authorized, 5,026,500 shares issued and outstanding     5,027
  Additional paid-in capital. . . . . . . . . . . . . .    73,742
  Deficit accumulated during the development stage. . .   (75,919)
                                                         ---------
            Total stockholder's equity. . . . . . . . .     2,850
                                                         ---------

                                                         $ 19,720
                                                         =========


                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)

                      CONSOLIDATED STATEMENT OF OPERATIONS

                       FROM INCEPTION ON OCTOBER 15, 2002
                                TO JUNE 30, 2003



REVENUE. . . . . . . . . . . . . . . . . . . . . . . .  $        -

COST OF REVENUE. . . . . . . . . . . . . . . . . . . .           -
                                                        -----------

GROSS PROFIT . . . . . . . . . . . . . . . . . . . . .           -

GENERAL AND ADMINISTRATIVE EXPENSES,
  INCLUDING $9,264 TO A RELATED PARTY. . . . . . . . .      75,919
                                                        -----------

LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES     (75,919)

PROVISION FOR INCOME TAXES . . . . . . . . . . . . . .           -
                                                        -----------

NET LOSS . . . . . . . . . . . . . . . . . . . . . . .  $  (75,919)
                                                        ===========
NET LOSS PER SHARE, basic and diluted. . . . . . . . .  $    (0.02)
                                                        ===========

WEIGHTED AVERAGE NUMBER OF SHARES -
  BASIC AND DILUTED. . . . . . . . . . . . . . . . . .   4,794,632
                                                        ===========


                                         CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                                              (A DELAWARE CORPORATION AND
                                             DEVELOPMENT STAGE ENTERPRISE)

                                    CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                          FROM INCEPTION ON OCTOBER 15, 2002
                                                   TO JUNE 30, 2003


                                                                                         Deficit
                                                  Common stock        Additional       accumulated          Total
                                            -------------  ---------    paid-in        during the       stockholders'
                                               Shares       Amount      capital     development stage       equity
                                            -------------  ---------  -----------  -------------------  --------------
Issuance of Foundersshares for services
  from related parties on October 15, 2003     4,000,000   $  4,000   $         -  $                -   $        4,000

Issuance of stock for services in November
  2002 at $.05 per share . . . . . . . . .        50,000         50         2,450                   -            2,500

Issuance of stock during private placement
  from November 2002 through June 2003
  at $.10 per share. . . . . . . . . . . .       976,500        977        71,292                   -           72,269

Net loss for the period from inception on
  October 15, 2002 to June 30, 2003. . . .             -          -             -             (75,919)         (75,919)

Balance at June 30, 2003 . . . . . . . . .     5,026,500   $  5,027   $    73,742  $          (75,919)  $        2,850
                                            =============  =========  ===========  ===================  ==============


                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                           INCREASE (DECREASE) IN CASH

                       FROM INCEPTION ON OCTOBER 15, 2002
                                TO JUNE 30, 2003


CASH FLOWS PROVIDED BY (USED FOR) OPERATING ACTIVITIES:
  Net loss . . . . . . . . . . . . . . . . . . . . . . . .  $(75,919)
                                                            ---------

  ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH
    USED FOR OPERATING ACTIVITIES :
      Issuance of common stock in exchange for services
        including $4,000 to a related party. . . . . . . .     6,500
      Depreciation . . . . . . . . . . . . . . . . . . . .        86

  CHANGES IN LIABILITIES -
    INCREASE IN LIABILITIES -
      accounts payable and accrued expenses. . . . . . . .    16,870
                                                            ---------

      Total adjustments. . . . . . . . . . . . . . . . . .    23,456
                                                            ---------

      Net cash used for operating activities . . . . . . .   (52,463)
                                                            ---------

NET CASH USED FOR INVESTING ACTIVITIES -
  payments to acquire property and equipment . . . . . . .    (1,802)
                                                            ---------
NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES:
  proceeds from issuance of common stock,
    net of offering costs. . . . . . . . . . . . . . . . .    72,269
                                                            ---------

      Net cash provided by (used for) financing activities    72,269
                                                            ---------

NET INCREASE IN CASH . . . . . . . . . . . . . . . . . . .    18,004
CASH, beginning of period. . . . . . . . . . . . . . . . .         -
                                                            ---------

CASH, end of period. . . . . . . . . . . . . . . . . . . .  $ 18,004
                                                            =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION -
  income taxes paid. . . . . . . . . . . . . . . . . . . .  $    477
  interest paid. . . . . . . . . . . . . . . . . . . . . .  $      -
                                                            =========


SUPPLEMENTAL  DISCLOSURE  OF  NON-CASH  FINANCING  ACTIVITIES:
     In October 2002, the Company issued 4,000,000 shares of its common stock as Founders' shares as payment for services in the amount of $4,000.

     In November 2002, the Company issued 50,000 shares as payment for services in the amount of $2,500.

                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       FROM INCEPTION ON OCTOBER 15, 2002
                                TO JUNE 30, 2003

(1)     ORGANIZATION  AND  DESCRIPTION  OF  BUSINESS

Cordexa Holdings, Inc., a Delaware Corporation incorporated on October 15, 2002, is the holding company for Cordexa Networks Corp. Cordexa Networks Corp. was incorporated under the laws of the Province of British Columbia, Canada on December 5, 2002 and is a wholly owned subsidiary of Cordexa Holdings, Inc. (collectively the "Company"). On April 1, 2003, the Company changed its fiscal year-end from December 31, to June 30. The Company intends to provide a variety of Internet services including website hosting, hosting application and electronic mail services.


(2)     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES:

     BASIS  OF  PRESENTATION:

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying consolidated financial statements, the Company has incurred net losses from operations and has no established source of revenue, which raises substantial doubt about the Company's ability to continue as a going concern. Accordingly, the Company is dependent upon management and/or significant shareholders to provide sufficient working capital to preserve the integrity of the corporate entity at this time. It is the intent of management and significant shareholders to provide sufficient working capital necessary to support and preserve the Company as a going concern.

The financial consolidated statements do not include any adjustments relating to the recoverability and reclassification of recorded asset amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence.

     PRINCIPLES  OF  CONSOLIDATION:

The accompanying consolidated financial statements present the consolidated accounts of Cordexa Holdings, Inc. and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

     DEVELOPMENT  STAGE  ENTERPRISE:

The Company is a development stage enterprise as defined by Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to developing the ability to provide Internet services. All losses accumulated since inception have been considered as part of the Company's development stage activities.

                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                       FROM INCEPTION ON OCTOBER 15, 2002
                                TO JUNE 30, 2003


(2)     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED:

     USE  OF  ESTIMATES:

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     FAIR  VALUE:

Unless otherwise indicated, the fair values of all reported assets and liabilities which represent financial instruments approximate the carrying values of such amounts.

     CASH  CONCENTRATION:

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

     PROPERTY  AND  EQUIPMENT:

Property and equipment are valued at cost. Depreciation and amortization are being provided by use of the straight-line method over the estimated useful life of the asset of five years.

     ADVERTISING  COSTS:

Advertising costs are expensed as incurred. For the period from inception on October 15, 2002 to June 30, 2003, advertising expenses amounted to approximately $2,400.

                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                       FROM INCEPTION ON OCTOBER 15, 2002
                                TO JUNE 30, 2003


(2)     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED:

     FOREIGN  CURRENCY  TRANSLATION:

The financial statements of subsidiaries outside the United States are generally measured using the local currency as the functional currency. Assets, including goodwill, and liabilities of these subsidiaries are translated at the rates of exchange at the balance sheet date. Income and expense items are translated at average monthly rates of exchange. The resulting translation adjustments since inception have been immaterial and are therefore not reported separately as other comprehensive income in the statement of stockholders' equity. Gains and losses from foreign currency transactions are included in net earnings.

     COMPREHENSIVE  INCOME:

Comprehensive income consists of net income only and, accordingly, a Statement of Comprehensive Income is not presented in these financial statements.

     INCOME  TAXES:

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The net deferred tax asset arising from a net operating loss of approximately $76,000 has been offset by a valuation reserve, as in the opinion of management, the realization of this asset cannot be reasonably assured.

     ACCOUNTING  FOR  STOCK-BASED  COMPENSATION:

The Company has adopted the disclosure-only provisions of Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," and continues to apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees."

     BASIC AND DILUTED INCOME (LOSS PER SHARE)

In accordance with SFAS No. 128, "Earnings Per Share," the basic income (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding. Diluted income (loss) per common share is computed similar to basic income
(loss) per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of June 30, 2003 the company does not have any equity or debt instruments outstanding that can be converted into common stock.

                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                       FROM INCEPTION ON OCTOBER 15, 2002
                                TO JUNE 30, 2003




(2)     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED:

     RECENT  ACCOUNTING  PRONOUNCEMENTS:

In June 2002, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards ("SFAS") No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan, as previously required under Emerging Issues Task Force ("EITF") Issue 94-3. A fundamental conclusion reached by the FASB in this statement is that an entity's commitment to a plan, by itself, does not create a present obligation to others that meets the definition of a liability. SFAS No. 146 also establishes that fair value is the objective for initial measurement of the liability. The provisions of this statement are adoptive of exit or disposal activities that were initiated after December 31, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions is effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                       FROM INCEPTION ON OCTOBER 15, 2002
                                TO JUNE 30, 2003




(2)     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED:

     RECENT  ACCOUNTING  PRONOUNCEMENTS,  CONTINUED:

In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure", which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

In November 2002, the Financial Accounting Standards Board ("FASB") issued Interpretation No. (FIN) 45, "Guarantor's Accounting and Disclosure requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." Among other things, the Interpretation requires guarantors to recognize, at fair value, their obligations to stand ready to perform under certain guarantees. FIN 45 is effective for guarantees issued or modified on or after January 1, 2003. The Company does not expect the adoption of this pronouncement to have a material impact to the Company's financial position or results of operations.

In January 2003, the FASB issued FIN 46, "Consolidation of Variable Interest Entities." FIN 46's consolidation criteria are based on analysis of risks and rewards, not control, and represent a significant and complex modification of previous accounting principles. FIN 46 represents an accounting change, not a change in the underlying economics of asset sales. The Company does not expect the adoption of this pronouncement to have a material impact to the Company's financial position or results of operations.

                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                       FROM INCEPTION ON OCTOBER 15, 2002
                                TO JUNE 30, 2003




(2)     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED:

     RECENT  ACCOUNTING  PRONOUNCEMENTS,  CONTINUED:

During April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", effective for contracts entered into or modified after June 30, 2003, except as stated below and for hedging relationships designated after June 30, 2003. In addition, except as stated below, all provisions of this Statement should be applied prospectively. The provisions of this Statement that relate to Statement 133 implementation issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, paragraphs 7(a) and 23(a), which relate to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to both existing contracts and new contracts entered into after June 30, 2003. The Company does not participate in such transactions, however, is evaluating the effect of this new pronouncement, if any, and will adopt SFAS No. 149 within the prescribed time.

During May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003 for public companies. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a freestanding financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements". The Company is evaluating the effect of this new pronouncement and will adopt SFAS No. 150 within the prescribed time.


(3)     PROPERTY  AND  EQUIPMENT:

A  summary  is  as  follows:

          Equipment                           $     1,802

          Less  accumulated  depreciation              86
                                              -----------

                                              $     1,716
                                              ===========

                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                       FROM INCEPTION ON OCTOBER 15, 2002
                                TO JUNE 30, 2003



(4)     ACCOUNTS  PAYABLE  AND  ACCRUED  LIABILITIES:

A  summary  as  follows:

          Accounts  payable                   $     13,870

          Accrued  liabilities                       3,000
                                              ------------

                                              $     16,870
                                              ============

Rent expense in the amount of $7,103 is due to a related party and is included in the accounts payable balance at the June 30, 2003. (See Note 6) Accrued liabilities include professional fees that were performed but were unbilled at June 30, 2003.

(5)     STOCKHOLDERS'  EQUITY:

Common  Stock
-------------

In October 2002, the Company issued 4,000,000 shares of its $.001 par value common stock as founders' shares for services valued at $4,000, which was deemed to be its fair value at inception.

In November 2002, the Company issued 50,000 shares of its $.001 par value common stock for services valued at $2,500. These shares were issued to the Company's corporate counsel and was valued using billing amounts as invoiced, which was deemed to be its fair value.

In November 2002, the Company commenced a private placement. As of June 30, 2003, the Company has issued 976,500 shares of its $.001 par value common stock for $97,650 in cash, which was deemed to be its fair value. Offering costs of $25,381 has been netted against the gross proceeds of $97,650.

Stock  Option  Plan
-------------------

In November 2002, the Board of Directors of the Company adopted the 2002 Stock Option Plan for the grant of qualified incentive stock options ("ISO") and nonstatutory stock options. The exercise price for ISO's granted may not be less than fair value (110% of fair value for ISO's granted to certain stockholders). The exercise price for nonstatutory stock options granted may not be less than 85% of fair value. Under the stock option plan, 500,000 shares are reserved for issuance. As of June 30, 2003, no options have been granted.

                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                       FROM INCEPTION ON OCTOBER 15, 2002
                                TO JUNE 30, 2003


 (6)     COMMITMENTS/RELATED PARTY

Cordexa Networks Corp. entered into a contract to lease facilities to operate server racks with 51st State Systems, Inc., which is majority owned by the Company's Chief Financial Officer, who is the majority stockholder of the company. Under the terms of the contract, 51st State Systems, Inc. provides square footage, power, bandwidth and access to the building's communication wiring in exchange for fees of $1,000 per month. The following is a schedule by years of future minimum rental payments required under the contract in excess of one year as of June 30, 2003:

          Year  ending  June  30,
              2004                            $     12,000
              2005                                   4,000
                                              ------------

                                              $     16,000
                                              ============

Rent expense to 51st State Systems, Inc. amounted to $9,264 for the period from inception on October 15, 2002 to June 30, 2003. Of this amount, $7,103 is included in accounts payable and accrued expenses at June 30, 2003.

 (7) PROVISION FOR INCOME TAXES

Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

As of June 30, 2003, the Company had net operating loss carryforward of $75,914 expiring in 2022. During the period from October 15 2001 (inception) to June 30, 2003 the valuation allowance increased by $25,812. Deferred tax assets resulting from the net operating losses are reduced by a valuation allowance, when in the opinion of management, utilization is not reasonably assured.

A summary is as follows:

                                              June 30, 2003
                                             ----------------
Net operating loss carryforward                     75,914
Effective tax rate                                     (34%)
                                             ----------------
Deferred tax asset                           $      25,812
Valuation allowance                                (25,812)
                                             ----------------
Net Deferred Tax Asset                       $           -
                                             ================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.   INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Registrant's Certificate of Incorporation and by-laws permit it to eliminate the personal liability of its directors and to indemnify directors and officers to the fullest extent permitted by the Delaware General Corporation Law, or DGCL.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions, or (4) for any transaction from which a director derived an improper personal benefit.

     Under Section 145 of the DGCL, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacity with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.


ITEM  25.   OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are as follows:

                SEC  Registration  Fee                   $      81.00
                Blue  Sky  Fees  and  Expenses               5,910.00
                Legal  Fees  and  Expenses                  15,000.00
                Accounting  Fees  and  Expenses              7,500.00
                Printing  and  Engraving                     2,000.00
                Miscellaneous                                    0.00
                                                          -----------

                                           TOTAL         $  30,491.00

ITEM  26.   RECENT  SALES  OF  UNREGISTERED  SECURITIES.

     On October 15, 2002 the Registrant issued 3,800,000 shares of its common stock to 51st State Systems, Inc., in exchange for services rendered by 51st
State Systems, Inc. to the Registrant in connection with the Registrant's corporate organization. 51st State Systems, Inc. is a Canadian corporation, 50% of the outstanding capital stock of which is owned by Todd Cusolle, one of the Registrant's executive officers and directors. These shares were valued at par value, $.001 per share.

     On October 15, 2002 the Registrant issued 200,000 shares of its common stock to Scott Kerr, the Registrant's President, CEO and a director, in exchange for services rendered by Mr. Kerr to the Registrant in connection with the Registrant's corporate organization. These shares were valued at $.001 per share.

     On November 15, 2002 the Registrant issued 50,000 shares of its common stock to KGL Investments, Ltd., the beneficial owners of which are the partners of Kaplan Gottbetter & Levenson, LLP, counsel to the Registrant. The shares were issued for non-legal services and were valued at $.05 per share.

     All of the foregoing securities were sold under the exemption from registration provided by Section 4(2) of the Securities Act. Neither we nor any person acting on our behalf offered or sold the securities by means of any form of general solicitation or general advertising. All purchasers of theses securities represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.

     From November 2002 to March 2003, the Registrant conducted a private placement offering and sold 976,500 shares of its common stock at $.10 per share for a total of $97,650. The termination date of this offering was March 2003. The shares were sold to 7 accredited investors ($8,700), 1 non-accredited investor ($500), and 32 foreign investors ($88,450), all of whom had access to material information pertaining to our business. These investors were personal business acquaintances of the Registrant's officers.

     The sales made pursuant to the private placement offering were private transactions without registration in reliance on the exemption provided by
Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act of 1933, as amended. A private placement memorandum was provided to the non-accredited and accredited investors.

     A total of 92,000 shares were sold pursuant to Regulation D. The shareholders who purchased their shares in connection with the Regulation D offering each represented to us in writing that: 1) they would not sell or otherwise transfer any of the shares, or any interest therein, unless and until (a) said shares have first been registered under the Securities Act and/or all applicable state securities laws; or (b) they have first delivered to us a written opinion of counsel (which counsel and opinion (in form and substance) shall be reasonably satisfactory to us), to the effect that the proposed sale or transfer is exempt from the registration provisions of the Securities Act and all applicable state securities laws; (2) they acquired the shares for their own account for investment purposes only and not with a view to or for distributing or reselling such shares or any part thereof or interest therein; (3) they, either alone or together with its representatives, have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the shares, and have so evaluated the merits and risks of such investment;
(4) they are able to bear the economic risk of an investment in the shares and were able to afford a complete loss of such investment; (5) they understood that no federal or state agency has approved or disapproved the shares, passed upon or endorsed the merits of the private placement offering, or made any finding or determination as to the appropriateness of the shares for investment; and (6) they understood that the certificates representing the shares would bear restrictive legends.

     A total of 884,500 shares were sold pursuant to Regulation S. The shareholders who purchased their shares in connection with the Regulation S offering each represented to us in writing that 1) they were not U.S. persons and were not acquiring the shares for the account of any U.S. person; 2) if they were not an individual, they was not formed specifically for the purpose of acquiring the shares purchased pursuant to the subscription agreement; 3) they purchased the shares for their own accounts and risks, and not for the account or benefit of a U.S. Person as defined in Regulation S, and that no other person had any interest in or participation in the shares or any right, option, security interest, pledge or other interest in or to the shares; 4) they, any of their affiliates, or any person acting on their behalf, have made or are aware of any "directed selling efforts" in the United States; and 5) during the Restricted Period set forth under Rule 903(b)(iii)(A), they will not act as distributors, either directly or though any affiliate, nor will they sell, transfer, hypothecate or otherwise convey the shares other than to a non-U.S. Person. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.

ITEM  27.   EXHIBITS.

Exhibit  Number          Description
---------------          -----------
  3.1                    Certificate  of  Incorporation*

  3.2                    By-Laws*

  4.1                    Specimen  Certificate  of  Common  Stock*

  5.1                    Form  of  Opinion  of  Counsel**

 10.1                    Stock  Option  Plan  of  2002*

Exhibit  Number          Description
---------------          -----------
 10.2                    Service  Contract  between  51st  State  Systems, Inc. and Cordexa
                         Holdings,  Inc.  **

 10.3                    Statement  of  Work  for Web Hosting Services between Gottbetter &
                         Partners,  LLP  and  Cordexa  Networks  Corp.  **

 10.4                    Statement  of  Work  for  Web  Hosting  Services  between  Canada
                         Diagostic  Centres,  Ltd.  and  Cordexa  Networks  Corp.  **

 10.5                    Statement  of Work for Web Hosting Services between National EDGAR
                         Services,  Inc.  and  Cordexa  Networks  Corp.  **

 10.6                    Memorandum of Understanding between Canada Wired Internet Services
                         Ltd.  and  Cordexa  Networks  Corp.  **

 10.7                    Memorandum  of  Understanding between Netnation Communication Inc.
                         and  Cordexa  Networks  Corp.  **

 10.8                    Memorandum  of  Understanding  between IBM Canada Ltd. and Cordexa
                         Networks  Corp.**

21.1                     List  of  Subsidiaries*

23.1                     Accountant's  Consent**

23.2                     Counsel's  Consent  to  Use  Opinion  (included  in Exhibit 5.1)**


*     Previously  filed  with  the  Registrant's  registration statement on Form
SB-2 filed with the Securities and Exchange Commission, Registration Statement No. 333-104363, on April 8, 2003.

**     Filed  herewith

ITEM  28.   UNDERTAKINGS.

     The  Registrant  undertakes  to:

     (1) File, during any period in which it offers or sales securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424
               (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at then end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Vancouver, BC, on November 10, 2003.


                                          Cordexa  Holdings,  Inc.


                                          By:     /s/Scott  Kerr
                                                  --------------
                                                  Scott  Kerr, President and CEO

     In accordance with the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates stated.

     Signature                         Title                       Dated
----------------------     -------------------------------     -----------------

/s/Scott  Kerr
----------------------
      Scott Kerr           President, CEO, and Director        November 10, 2003

/s/Todd  Cusolle
----------------------
 Todd Cusolle              CFO, Executive V.P., Secretary      November 10, 2003
                           Principal Accounting Officer
                           and Director

                             CORDEXA HOLDINGS, INC.
                                  EXHIBIT INDEX

Exhibit  Number       Description
---------------       -----------

  3.1                    Certificate  of  Incorporation*

  3.2                    By-Laws*

  4.1                    Specimen  Certificate  of  Common  Stock*

  5.1                    Form  of  Opinion  of  Counsel**

 10.1                    Stock  Option  Plan  of  2002*

 10.2                    Service  Contract  between  51st  State  Systems, Inc. and Cordexa
                         Holdings,  Inc.  **

 10.3                    Statement  of  Work  for Web Hosting Services between Gottbetter &
                         Partners,  LLP  and  Cordexa  Networks  Corp.  **

 10.4                    Statement  of  Work  for  Web  Hosting  Services  between  Canada
                         Diagostic  Centres,  Ltd.  and  Cordexa  Networks  Corp.  **

 10.5                    Statement  of Work for Web Hosting Services between National EDGAR
                         Services,  Inc.  and  Cordexa  Networks  Corp.  **

 10.6                    Memorandum of Understanding between Canada Wired Internet Services
                         Ltd.  and  Cordexa  Networks  Corp.  **

 10.7                    Memorandum  of  Understanding between Netnation Communication Inc.
                         and  Cordexa  Networks  Corp.  **

 10.8                    Memorandum  of  Understanding  between IBM Canada Ltd. and Cordexa
                         Networks  Corp.**

21.1                     List  of  Subsidiaries*

23.1                     Accountant's  Consent**

23.2                     Counsel's  Consent  to  Use  Opinion  (included  in Exhibit 5.1)**


*     Previously  filed  with  the  Registrant's  registration statement on Form
SB-2 filed with the Securities and Exchange Commission, Registration Statement No. 333-104363, on April 8, 2003.

**     Filed  herewith